Exhibit 99.1

Independent Auditor’s Report

To Management of Noble Investment Management, LLC:

We have audited the accompanying combined financial statements of the Noble Portfolio (the “Company”), which comprise the combined balance sheets at December 31, 2014 and 2013 and related combined statements of operations and statements of cash flows for each of the years ended December 31, 2014, 2013, and 2012.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and 2013 and the results of its operations and its cash flows for the years ended December 31, 2014, 2013 and 2012 in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers

December 23, 2015

Atlanta, Georgia

NOBLE PORTFOLIO

COMBINED BALANCE SHEETS

	December 31,
	2014	2013
ASSETS

INVESTMENTS IN REAL ESTATE, net	$103,781,670	$106,430,153

CASH AND CASH EQUIVALENTS	2,559,655	2,758,689

RESTRICTED CASH	3,137,736	3,902,329

ACCOUNTS RECEIVABLE, net	664,463	558,107

OTHER ASSETS, net	1,177,736	862,462

Total assets	$111,321,260	$114,511,740

LIABILITIES AND EOUITY

NOTES PAYABLE	$73,767,515	$62,594,772

OTHER LIABILITIES:
Accounts payable and accrued liabilities	2,717,681	3,508,986
Accrued interest payable	226,465	290,850
Total liabilities	76,711,661	66,394,608

COMMITMENTS AND CONTINGENCIES (see Note 10)

MEMBERS’ EQUITY	34,609,599	48,117,132
Total equity	34,609,599	48,117,132

Total liabilities and equity	$111,321,260	$114,511,740

The accompanying notes are an integral part of these combined financial statements.

NOBLE PORTFOLIO

COMBINED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2014	2013	2012
REVENUES:
Rooms	$31,562,561	$27,868,727	$24,010,674
Food and beverage	2,062,992	1,936,935	1,566,302
Other	1,633,899	1,376,261	1,273,185
Total hotel revenues	35,259,452	31,181,923	26,850,161

OPERATING EXPENSES:
Direct hotel expenses:
Rooms	6,563,049	6,209,889	5,492,258
Food and beverage	1,387,297	1,299,455	1,119,725
Other	870,257	754,445	688,018
Non-departmental	9,387,087	9,016,384	7,953,471
Property tax, insurance, property management fees and other fixed expenses	2,983,994	2,820,953	2,654,212
Depreciation and amortization	4,322,261	4,056,074	3,045,321
Total operating expenses	25,513,945	24,157,200	20,953,005

OPERATING INCOME	9,745,507	7,024,723	5,897,156
Interest expense	(3,751,316)	(3,773,399)	(3,643,358)

NET INCOME	$5,994,191	$3,251,324	$2,253,798

The accompanying notes are an integral part of these combined financial statements.

NOBLE PORTFOLIO

COMBINED STATEMENT OF CHANGES IN EOUITY

TOTAL EQUITY

Balance as of December 31, 2011	$31,362,125
Distributions	(3,522,263)
Contributions	23,239,911
Net income	2,253,798
Balance as of December 31, 2012	53,333,571
Distributions	(8,467,763)
Net income	3,251,324
Balance as of December 31, 2013	48,117,132
Distributions	(20,252,832)
Contributions	751,108
Net income	5,994,191
Balance as of December 31, 2014	$34,609,599

The accompanying notes are an integral part of these combined financial statements.

NOBLE PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2014	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,994,191	$3,251,324	$2,253,798
Adjustments to reconcile net income to net cash from operating activities:
Bad debt expense	16,446	25,465	24,491
Amortization of deferred financing costs	238,592	223,596	217,651
Depreciation amortization	4,322,261	4,056,074	3,045,321
Changes in operating assets and liabilities:
Accounts receivable	(122,802)	1,610	(1,192,448)
Other assets	(103,120)	(37,124)	(313,160)
Restricted cash	(12,738)	149,757	(438,199)
Accounts payable and accrued liabilities	(791,305)	319,583	542,913
Accrued interest payable	(64,385)	47,736	47,990

Net cash from operating activities	9,477,140	8,038,021	4,188,357

CASH FLOWS FROM INVESTING ACTIVlTIES:
Additions to investments in real estate	(1,649,595)	(4,615,760)	(37,961,636)
Change in restricted cash	(224,240)	276,675	(1,988,362)

Net cash (used in) provided by investing activities	(1,873,835)	(4,339,085)	(39,949,998)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash contributions	751,108	—	23,239,911
Cash distributions	(20,252,832)	(8,467,763)	(3,522,263)
Proceeds from note payable	28,067,836	1,437,384	23,606,536
Principal payments on notes payable	(16,895,093)	(909,183)	(756,843)
Payment of deferred financing costs	(469,474)	—	(297,171)
Purchase of interest rate derivative instruments	(5,455)	—	—
Change in restricted cash	1,001,571	4,498,713	(5,626,839)

Net cash (used in) provided by financing activities	(7,802,339)	(3,440,849)	36,643,331

NET CHANGE IN CASH AND CASH EQUIVALENTS	(199,034)	258,087	881,690

CASH AND CASH EQUIVALENTS, beginning of year	2,758,689	2,500,602	1,618,912

CASH AND CASH EQUIVALENTS, end of year	$2,559,655	$2,758,689	$2,500,602

SUPPLEMENTAL DISCLOSURES:
Interest paid	$3,610,622	$3,576,773	$3,749,709
Assets assumed at acquisition	$—	$—	$1,055,749
Liabilities assumed at acquisition	$—	$—	$61,341

The accompanying notes are an integral part of these combined financial statements.

NOBLE PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION:

Affiliates of Noble Investment Group, LLC (“Noble”), a leading lodging and hospitality real estate private equity firm, own four hotels, through subsidiaries of two of its funds that Noble manages (the “Funds”), that are subject to a purchase and sale agreement with Summit Hotel OP, LP, (“Summit”) a subsidiary of Summit Hotel Properties, Inc.  Collectively, the four hotels are referred to as the “Noble Portfolio” or the “Company”. The Noble Portfolio consists of 721 rooms in three states.  A subsidiary of Noble is the manager of each of the Funds. The hotels are managed by Noble-Interstate Management Group, LLC, a subsidiary of Interstate Hotels and Resorts, Inc.

Each of the hotels consists of a real estate entity (the “Realco”) and an operating entity (the “Opco”).  The Realco leases the real estate to the Opco. All of the Opcos and Realcos are organized as single member limited liability companies that are owned by the respective Funds and are registered in Delaware.  The table below lists the hotel name, location, number of rooms and costs, before depreciation, as of December 31, 2014 and 2013.

			December 31,
Property Name	City, State	Rooms	2014	2013

Hyatt House Miami Airport	Miami, FL	156	$20,755,137	$20,243,188
Courtyard by Marriott Atlanta | Emory University/Decatur	Decatur, GA	179	28,675,379	28,306,756
Residence Inn by Marriott Atlanta Midtown	Atlanta, GA	160	28,572,089	27,855,449
Courtyard by Marriott Nashville | Vanderbilt University	Nashville, TN	226	38,131,847	38,079,464
		721	$116,134,451	$114,484,856

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of combination

The combined financial statements have been presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”).  All significant intercompany balances and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments in rea1estate

The Company allocates the purchase price of properties acquired to land, land improvements, buildings and furniture, fixtures and equipment based on their respective fair values at the date of acquisition. The Company utilizes various estimates, processes and information to determine the respective values. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and information obtained about each property as a result of the Company’s pre-acquisition due diligence. Allocations are based on purchase price allocation studies performed by independent third parties or on the Company’s analysis of comparable properties in the Company’s portfolio.

Real estate investments are carried at depreciated cost net of acquisition costs and net of any reductions for impairment. Acquisition costs are included in the carrying value of real estate investments when the investment is not considered to be a business combination. Expenditures for ordinary repairs and maintenance are expensed as incurred. Significant renovations and improvements, which improve or extend the useful life of the assets, are capitalized.

NOBLE PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

Investments in real estate consist of the following:

	December 31,
	2014	2013
Land and improvements	$15,901,509	$15,901,509
Buildings and improvements	87,074,396	87,126,841
Furniture, fixtures and equipment	13,158,547	11,456,506
Total cost	116,134,451	114,484,856
Accumulated depreciation and amortization	(12,352,781)	(8,054,703)
Investments in real estate, net	$103,781,670	$106,430,153

Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets as follows: buildings and improvements over 39 years; furniture, fixtures and equipment over 6 years; and computer equipment over 4 years.  For the years ended December 31, 2014, 2013 and 2012, the Company recognized depreciation expense of $4.3 million, $4.0 million and $3.0 million, respectively.

When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. The estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less that are not restricted to be cash equivalents. Cash equivalents are placed with reputable institutions and the balances may at times exceed federally insured deposit levels; however, the Company has not experienced any losses in such accounts.

Accounts receivable and related allowance for doubtful accounts

Accounts receivable consist of amounts owed by guests staying in the hotels as of December 31, 2014 and 2013 and amounts due from business customers or groups. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of guests to make required payments for services. The allowance is maintained at a level believed adequate to absorb estimated receivable losses. The estimate is based on receivable loss experience, known and inherent credit risks, current economic conditions and other relevant factors including specific reserves for certain accounts. The allowance for doubtful accounts is $9,475 and $3,204 as of December 31, 2014 and 2013, respectively.

Deferred financing costs

Deferred financing costs incurred in connection with the issuance of the notes payable are amortized over the contractual lives of the related notes payable using the straight-line method, adjusted for actual prepayments, which approximates the effective interest method. The respective amortization is included in interest expense in the accompanying combined statements of operations.

Deferred franchise fees

The Company amortizes initial payments for franchises using the straight-line method over the lives of the franchise agreements, which range from 11 to 17 years. The respective amortization is included in depreciation and amortization in the accompanying consolidated statements of operations and comprehensive loss.

Inventory

Inventories consist principally of food and beverage products and are stated at the lower of cost (as determined on a first-in, first-out basis) or market value. Inventories are included in other assets in the accompanying consolidated balance sheets.

NOBLE PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

Revenue recognition

Revenues include room, food and beverage, and other hotel revenues such as guest telephone charges, equipment rentals, vending income, in-room movie sales, parking and business centers. Revenues from the hotels are recognized when the services are delivered and are recorded net of any sales or occupancy taxes collected from guests.

Non-departmental expenses

Non-departmental expenses include hotel-level general and administrative expenses, advertising and marketing costs, repairs and maintenance, frequent guest programs, franchise fees and utility costs. Non-departmental expenses are expensed as incurred.

Advertising and marketing

Advertising and marketing costs are expensed as incurred or as the advertising takes place. Advertising and marketing costs were $4.0 million, $3.5 million and $2.9 million for the years ended December 31, 2014, 2013 and 2012, respectively. Included in marketing costs are fees (generally a percentage of room revenue) payable to marketing funds of the franchisor of the hotels.

Income taxes

The Realcos and Opcos are not taxpaying entities and, accordingly, record no federal income taxes, although some Realcos and Opcos are taxed at the state level. The respective Funds are responsible for reporting their share of the Company’s taxable income (loss) on their income tax returns.

Concentration of credit risk

As of December 31, 2014, based on total revenues, the Company’s hotels are concentrated in Georgia (44.0%), Tennessee (33.6%) and Florida (22.4%).

Segment reporting

The Company considers each of its hotels to be an operating segment, none of which meets the threshold for a reportable segment as prescribed by the authoritative accounting guidance.  The Company allocates resources and assesses operating performance based on each individual hotel. Additionally, the Company aggregates these individual segments into one segment using the criteria established by the authoritative accounting guidance, including the similarities of its product offering, types of customers and method of providing service.

3. RELATED PARTY TRANSACTIONS:

As a standard course of business, Noble purchases property and casualty insurance from third party providers on behalf of the Company’s hotels and incurs other administrative costs.  Noble is reimbursed for those direct costs by the Company.  The total third party costs reimbursed to Noble by the Company were $141,316 for the year ended December 31, 2014 and $132,312 for the year ended December 31, 2013.

The Company entered into construction management and development agreements with Noble Development Group, LLC, an affiliate of Noble (the “Development affiliate”), for its hotels or construction projects whereby the Development affiliate is responsible for managing, arranging, supervising and coordinating the planning, design, construction and completion of the renovation or construction project.  Each development agreement provides for payment amounts approved by the Fund’s Advisory Board and are in a contract form approved by the Fund’s Advisory Board.  In addition, the Development affiliate employs project managers and other project level employees responsible for supervising and coordinating the hotel renovations and new developments, and passes the direct costs of these employees through to the Company at cost.  Total fees for construction management and development services and amounts reimbursed to the Development affiliate by the Company were $57,135 for the year ended December 31, 2014 and $132,898 for the year ended December 31, 2013.

At December 31, 2014 and December 31, 2013, the amounts due (to) from related parties were ($11,158) and $23,118, respectively.

4. HOTEL MANAGEMENT AGREEMENTS:

The Company has engaged Noble-Interstate Management Group, LLC to manage its hotels. The management agreements provide for the payment of base fees (generally based on fixed percentages of the gross revenues of the hotels managed). For the years ended December 31, 2014, 2013 and

NOBLE PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

2012, the Company incurred base management fees of $1.1 million, $935,456 and $805,524 which are included in property tax, insurance, property management fees and other fixed expenses in the accompanying combined statements of operations. The management agreements have remaining terms ranging from six to eight years as of December 31, 2014.

5. RESTRICTED CASH:

As of December 31, 2014 and 2013, restricted cash consists of the following:

	December 31,
	2014	2013
Furniture, fixtures and equipment reserve	$2,554,994	$2,330,754
Real estate taxes reserve	351,621	346,613
Debt service reserve	126,555	1,128,126
Insurance reserve	104,566	96,836
	$3,137,736	$3,902,329

The above noted reserves are generally required and controlled by the lenders of the notes payable described in Note 7 and are restricted for specific use. The Company considers all changes in restricted cash to be investing activities in the consolidated statements of cash flows as the cash is invested in interest bearing accounts.

6. OTHER ASSETS:

As of December 31, 2014 and 2013, other assets consist of the following:

	December 31,
	2014	2013
Prepaid expenses	$205,744	$122,791
Franchise fees, net	268,515	288,407
Security deposits	35,915	34,770
Inventory	40,380	36,783
Deferred financing costs, net of accumulated amortization of $345,474 and $527,541 as of December 31, 2014 and 2013, respectively	627,182	379,711
	$1,177,736	$862,462

7. NOTES PAYABLE:

The Company has the following notes payable outstanding as of December 31, 2014 and 2013:

	Maturity		December 31,
Indebtedness	Date	Interest Rate	2014	2013
Courtyard by Marriott Nashville | Vanderbilt University	4/1/2016	5.82%	$17,911,229	$18,294,107
Hyatt House Miami Airport	5/16/2016	LIBOR + 3.50%	14,360,438	13,424,865
Residence Inn by Marriott Atlanta Midtown	8/1/2016	5.55%	14,495,848	14,818,051
Courtyard by Marriott Atlanta | Emory University/Decatur	1/5/2020	LIBOR + 3.40%	27,000,000	16,057,749
			$73,767,515	$62,594,772

NOBLE PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

As of December 31, 2014, scheduled principal maturities associated with the notes payable are as follows:

Year Ending December 31,	Amount
2015	$1,600,356
2016	46,479,771
2017	722,175
2018	749,022
2019	776,867
Thereafter	23,439,324
$73,767,515

8.    NON-DEPARTMENTAL EXPENSES

For the years ended December 31, 2014, 2013 and 2012, non-departmental expenses consist of the following:

	Year Ended December 31,
	2014	2013	2012
Administrative and general	$2,593,429	$2,842,324	$2,542,380
Sales and marketing	4,036,973	3,456,163	2,929,473
Repairs and maintenance	1,424,397	1,385,559	1,164,238
Utilities	1,332,288	1,332,338	1,317,380
	$9,387,087	$9,016,384	$7,953,471

9.    PROPERTY TAX, INSURANCE, PROPERTY MANAGEMENT FEES AND OTHER FIXED EXPENSES:

For the years ended December 31, 2014, 2013 and 2012, property tax, ground lease, insurance and property management fees from continuing operations consists of the following:

	Year Ended December 31,
	2014	2013	2013
Property tax	$1,456,443	$1,424,832	$1,251,396
Insurance	251,126	236,626	188,229
Property management fees	1,057,784	935,456	805,524
Other fixed expenses	218,642	224,039	409,062
	$2,983,994	$2,820,953	$2,654,212

10.  COMMITMENTS AND CONTINGENCIES:

The Company is involved in various legal proceedings and disputes arising in the ordinary course of business. The Company does not believe that the disposition of such legal proceedings and disputes will have a material adverse effect on the financial position or continuing operations of the Company.

As of December 31, 2014, all of the hotels are operated under franchise agreements and are licensed as Courtyard (2 hotels), Hyatt House (1) and Residence Inn (1).

NOBLE PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

The franchise agreements generally require the payment of fees based on a percentage of hotel room revenue. Under the franchise agreements, the Company is periodically required to make capital improvements to the hotels in order for them to meet the franchisors’ brand standards. Additionally, under certain loan covenants, the Company is obligated to fund 4% to 5% of total hotel revenues to a separate room renovation account for the ongoing replacement or refurbishment of furniture, fixtures and equipment at the hotels.

The Company maintains property insurance coverage for catastrophic losses such as hurricanes, earthquakes or floods. For such catastrophic losses, the Company may have higher deductibles or increased self-insurance risk if certain criteria are met, ultimately increasing the potential risk of loss.

11.  SUBSEQUENT EVENTS:

Management has evaluated subsequent events through December 23, 2015, the date which the financial statements were available to be issued.

On October 19, 2015, the Company sold the Hyatt House Miami Airport hotel and on October 20, 2015, the Company sold the Courtyard by Marriott Atlanta | Emory University/Decatur hotel.